Exhibit 10.28

FIFTH AMENDMENT TO
EMPLOYMENT AGREEMENT

This FIFTH AMENDMENT TO EMPLOYMENT AGREEMENT (this “FIFTH AMENDMENT”) is executed December 31, 2008, but effective as of January 1, 2005, by and between GeoPetro Resources Company, a California corporation (“Company”) and J. Chris Steinhauser (“Employee”).

RECITALS

A.                                   Company and Employee are parties to that certain Employment Agreement dated June 19, 2000 (the “Original Agreement”), First Amendment to Employment Agreement dated December 12, 2002, Second Amendment to Employment Agreement dated January 1, 2005, Third Amendment to Employment Agreement, dated December 18, 2007, and Fourth Amendment to Employment Agreement, dated December 29, 2008.  The Original Agreement, as amended through and including the Fourth Amendment, is referred to herein as the “Agreement.”

B.                                     The parties hereto now wish to amend the Agreement as set forth below.

NOW THEREFORE, Company and Employee hereby agree as follows:

1.                                       Amendment of Agreement.  A new sentence is added to the end of Section 14 of the Agreement:

“If (i) any of Company’s stock is publicly traded on an established securities market or otherwise, and (ii) if Employee is a “specified employee” (as defined in Section 409A of the Code), then any payments of deferred compensation (subject to Section 409A of the Code) under this Agreement which are due Employee as a result of a Separation from Service with Company shall be made six months after the date of such Separation from Service (or, if earlier, the date of death of Employee).”

2.                                       Integration.  To the extent of any inconsistencies between the terms and conditions of the Agreement as amended prior to the date hereof and those of this Fifth Amendment, this Fifth Amendment shall govern.  Except to the extent that the provisions of the Agreement prior to the date hereof are so superseded, they shall remain if full force and effect.

3.                                       Counterparts.  This Fifth Amendment may be executed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Company and Employee have executed this
Fifth Amendment as of the date first above written.

GEOPETRO RESOURCES COMPANY

/s/ Stuart J. Doshi	/s/ J. Chris Steinhauser
By: Stuart J. Doshi Title: President and CEO	J. Chris Steinhauser